Exhibit 99.2

     Third Quarter Fiscal 2018 ResultsTuesday, November 21, 2017

 Forward Looking Statements & Other Disclosure Matters    Forward-Looking Statements – This presentation contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, Signet’s results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to, the benefits and outsourcing of the credit portfolio sale including I/T disruptions, future financial results and operating results, the timing and expected completion of the second phase of the credit outsourcing, the impact of weather-related incidents on Signet’s business, the benefits and integration of R2Net, general economic conditions, regulatory changes following the United Kingdom’s announcement to exit from the European Union, a decline in consumer spending, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to customer credit, seasonality of Signet’s business, financial market risks, deterioration in customers’ financial condition, exchange rate fluctuations, changes in Signet’s credit rating, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, the development and maintenance of Signet’s omni-channel retailing, security breaches and other disruptions to Signet’s information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, risks related to Signet being a Bermuda corporation, the impact of the acquisition of Zale Corporation on relationships, including with employees, suppliers, customers and competitors, and our ability to successfully integrate Zale Corporation’s operations and to realize synergies from the transaction.For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statement, see the “Risk Factors” section of Signet's Fiscal 2017 Annual Report on Form 10-K filed with the SEC on March 16, 2017 and quarterly reports on Form 10-Q filed with the SEC. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.Non-GAAP Measures – Certain financial measures used during this presentation are considered to be “Non-GAAP Financial Measures.” For a reconciliation of these to the most directly comparable GAAP financial measures, please refer to slide 12.

Key Takeaways

- ***Same store sales ("SSS") declined 5.0%, including an estimated 120 bps impact from weather-related incidents and systems and process disruptions associated with outsourcing of credit portfolio***
  - Total sales were $1.2 billion, down 2.5% year-over-year
- ***Continued to advance strategic initiatives:***
  - eCommerce sales growth of 56%, driven by R2Net acquisition and growth in Sterling banners
  - Improved Fashion & Gifting performance in updated collections and at key price points
  - Successful digital marketing and promotional strategies
  - Implemented several synergies from the R2Net acquisition ahead of plan
- ***Loss per share of ($0.20), including transaction costs of ($0.25) per share:***
  - Operating margin declined 220 bps, including 170 bps from transaction costs
  - Lower sales and R2Net mix offset higher merchandise margins and SG&A improvements
- ***Revised Fiscal 2018 guidance: SSS down mid-single digit; EPS in the range of $6.10 to $6.50***
  - Reflects the impact of disruptions associated with outsourcing of credit portfolio

ERNEST JONES H.SAMUEL JARED KAY Pagoda PEOPLES ZALES SIGNET JEWELERS 3

Progress on Strategic Priorities

Customer First

- Streamlined promotional strategies and customer targeting
- Enhanced Fashion category assortment
- Increased focus on digital and social media marketing
- Launched Data Management Platform
- Building first-ever Customer Data Analytics team

OmniChannel

- Strong eCommerce growth driven by R2Net acquisition and enhancements to Sterling websites
- Zale Hybris platform launch
- R2Net integration progressing well; Q4 implementations include:
  - Diamond imagery and content technology in Jared stores
  - 24/7 customer chat on Jared.com Design-A-Ring
  - Ring Try-on App for Kay

Agility and Efficiency

- Disciplined cost reductions driving improvement in SGA rate
- Lowered inventory levels driven by working capital management
- Simplifying and streamlining our processes
- Distribution center consolidation nearing completion

ERNEST JONES H.SAMUEL JARED KAY Pagoda PEOPLES ZALES SIGNET JEWELERS 4

Holiday Season Business Drivers

- ***Addressing Last Year's Gaps:***
  - Improved Sterling eCommerce platform performance
  - Strengthened assortment in $200-$700 price range
- ***Innovation and Newness across Product Assortment:***
  - Interwoven – targeted especially for younger couples
  - Strong trend identification and assortment (e.g. stacking and layering)
  - Exclusive line extensions in key collections: Disney Enchanted, Chosen, LeVian, EverUs and Vera Wang
  - Emmy London launch and Pets collection at Kay
- ***Effective Marketing and Promotional Strategies:***
  - Simpler, focused offers for customers
  - Increased share of higher-ROI digital marketing spend
  - Social media and influencer campaigns
  - Enhanced targeting to "Him", "Her" and Millennials




Chat with a Diamond Expert


Enchanted

interwoven
WHEREVER LIFE TAKES US, WE GO TOGETHER.


ERNEST JONES H.SAMUEL JARED KAY Pagoda PEOPLES ZALES SIGNET JEWELERS 5

Third Quarter Sales Performance

	Same Store Sales %[1]	Non-same store sales %, net[2]	Total sales % at constant exchange rate	Exchange translation impact %	Total sales %	Total sales (in millions $)
Kay	-7.2	2.8	-4.4		-4.4	436.3
Jared	-5.1	1.3	-3.8		-3.8	218.0
R2Net[3]	17.9					23.7
Regional brands	-16.3	-13.3	-29.6		-29.6	20.7
Sterling Jewelers division	-6.2	4.3	-1.9		-1.9	698.7
Zales Jewelers	-3.3	-1.0	-4.3		-4.3	215.7
Gordon's Jewelers	-15.8	-18.9	-34.7		-34.7	6.4
Zale US Jewelry	-3.7	-1.8	-5.5		-5.5	222.1
Peoples Jewelers	-0.5	-1.1	-1.6	4.3	2.7	42.3
Mappins	-15.9	-24.7	-40.6	2.9	-37.7	3.8
Zale Canada Jewelry	-1.9	-4.8	-6.7	4.2	-2.5	46.1
Zale Jewelry	-3.4	-2.3	-5.7	0.7	-5.0	268.2
Piercing Pagoda	2.1	1.6	3.7		3.7	55.4
Zale division	-2.5	-1.7	-4.2	0.6	-3.6	323.6
H.Samuel	-4.6	0.8	-3.8	1.9	-1.9	61.6
Ernest Jones	-5.6	2.7	-2.9	1.9	-1.0	66.8
UK Jewelry division	-5.1	1.8	-3.3	1.8	-1.5	128.4
Other segment						6.2
Signet	**-5.0**	**2.2**	**-2.8**	**0.3**	**-2.5**	**1,156.9**

Notes: 1) For stores open for at least 12 months. 2) For stores not open in the last 12 months. 3) Includes 47 days of R2Net sales as if R2Net had been part of Signet in the same period prior year.

ERNEST JONES H.SAMUEL JARED KAY Pagoda PEOPLES ZALES SIGNET JEWELERS 6

 Income Statement Highlights     (Percentage of Sales)  3Q Fiscal 2018  3Q Fiscal 2017  Difference  Gross margin  27.8%  29.5%  (170) bps  SG&A  32.5%  32.6%  (10) bps  Credit transaction, net  (1.1%)  -  (110) bps  Other operating income  6.3%  5.8%  50 bps  Operating income  0.5%  2.7%  (220) bps  Earnings (loss) per share  ($0.20)  $0.20  ($0.40)  7

Balance Sheet and Cash Flow

- Prudent working capital management
- Inventory $2.47 billion, down 6.9%, while Q3 total sales decreased 2.5%
- Net accounts receivable $640 million, compared to $1.6 billion LY, reflecting sale of prime accounts receivable of $960 million
- Free cash flow YTD $1.3 billion, up $1.2 billion, reflecting sale of prime accounts receivable
- Repayment of $600 million ABS associated with the sale of prime accounts receivable



8

Sterling Division Credit and Allowance Metrics    9  (in millions except percentages)  3Q FY18  3Q FY17  Difference  Credit sales  $402  $476  ($73)  Credit participation  59.6%  66.8%  (720) bps  Accounts receivable, gross  $707  $1,679  ($972)  Average monthly payment collection rate  10.2%  10.6%  (40) bps  Interest income from in-house finance program  $70  $67  $3  Net bad debt  $52  $57  ($5)  Net Impact  $18  $10  $8  Lease Purchase Sales  $16  -  $16  Receivables – Residual (in mils unless in %)  3Q FY18  3Q FY17¹   Receivables, gross  $707  $714   Allowance  ($109)  ($111)   Receivables net  $598  $633   Allowance as %  15.3%  15.5%  1) 3Q FY17 receivables breakdown is on a proforma basis.

 Financial Guidance    10  1) Includes net impact of outsourcing the credit portfolio, net transaction costs including gain on sale of prime A/R, CEO separation costs, transaction costs related to R2Net acquisition and share repurchases associated with the credit transaction proceeds.   Fiscal 2018  Prior  Revised  SSS  down low to mid single-digit %  down mid single-digit %  EPS¹  $7.16 - $7.56  $6.10 to $6.50           Effective tax rate  24% to 25%  22%  Weighted average common shares  69 million to 70 million  69 million to 70 million  Capital expenditures  $260 million to $275 million  $245 million to $260 million  Revised Fiscal 2018 guidance to reflect the impact of disruptions associated with outsourcing of credit portfolio  Fiscal Q4 2018 SSS expected to be down low to mid single-digit % and EPS in a range of $3.86 - $4.28

 Appendix

 Non-GAAP Financial Measures    12  (in millions)  39 Weeks EndedOctober 28, 2017 October 29, 2016    Net Cash Provided by Operating Activities  $1,482.3  $360.9  Purchase of Property, Plant and Equipment  ($166.1)  ($195.6)  Free Cash Flow  $1,316.2  $165.3  Free cash flow is a non-GAAP measure defined as the net cash provided by operating activities less purchases of property, plant and equipment. Management considers this helpful in understanding how the business is generating cash from its operating and investing activities that can be used to meet the financing needs of the business. Free cash flow is an indicator used by management frequently in evaluating its overall liquidity and determining appropriate capital allocation strategies. Free cash flow does not represent the residual cash flow available for discretionary expenditure.

 Signet Jewelers Ltd.